UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VERNAL CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

244 Fifth Avenue, Suite #1845 New York, NY 10001
(Address of principal executive offices) (zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one ordinary share and one right	New York Stock Exchange
Ordinary shares, par value $0.0001 per share	New York Stock Exchange
Rights, each right entitling the holder to receive one-fourth (1/4) of one ordinary share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-290609

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares, and rights of Vernal Capital Acquisition Corp., a blank check company incorporated as a Cayman Islands exempted company with limited liability (the “Company”).  The description of the units, ordinary shares, and rights contained under the heading “Description of Securities” in the registration statement initially filed with the U.S. Securities and Exchange Commission on September 30, 2025, as amended from time to time (File No. 333-290609) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 5, 2026

VERNAL CAPITAL ACQUISITION CORP.

By:	/s/ Du Jun
Name:	Du Jun
Title:	Chief Executive Officer and Chairman of the Board of Directors

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